UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2024
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Since December 12, 2024, the end of the period covered by the most recent Report filed on any of Forms 8-K, 10-K or 10-Q by Direct Digital Holdings, Inc. (“Company”), through December 20, 2024, the Company sold 240,000 shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) for an aggregate of $222,022 in cash consideration after an total discount of $9,250. From December 20, 2024 to December 24, 2024, the Company sold an additional 300,000 shares of its Class A Common Stock for an aggregate of $1,057,032 in cash consideration after an total discount of $44,043. This Current Report on Form 8-K is being filed because the aggregate number of shares of Class A Common Stock sold in unregistered transactions during each of the foregoing periods exceeded five percent (5%) of the total number of such shares issued and outstanding as of December 12, 2024 and December 20, 2024, respectively.

The sales of Class A Common Stock referred to herein were made to New Circle Principle Investments LLC (“New Circle”) pursuant to the previously disclosed Equity Reserve Facility under the Share Purchase Agreement (the “Purchase Agreement”) with New Circle. In the Purchase Agreement, New Circle represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this Current Report on Form 8-K were issued and sold in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 27, 2024, the Company held its 2024 Annual Meeting of stockholders at 9:30 a.m. Central Time by means of an online virtual meeting platform. Stockholders representing 12,991,444 shares of the Company’s Class A Common Stock and the Company’s Class B Common Stock, or 88.57%, of the 14,667,901 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2024 Annual Meeting, the following four proposals were approved: (i) the election of five directors to hold office until the 2025 annual meeting of stockholders; (ii) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024; (iii) the approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A Common Stock issuable thereunder by 2,000,000 shares; and (iv) the approval of the issuance of up to 8,500,000 shares of the Company’s Class A Common Stock, in accordance with Nasdaq Listing Rule 5635(d) pursuant to the Equity Reserve Facility. The four proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting filed with the SEC on November 15, 2024.

As of the November 5, 2024 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting, 3,799,901 shares of the Company’s Class A Common Stock were outstanding and eligible to vote and 10,868,000 shares of the Company’s Class B Common Stock were outstanding and eligible to vote, with an aggregate of 14,667,901 votes.

Proposal 1

The votes with respect to the election of five directors to hold office until the 2025 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark D. Walker	11,877,393	18,855	1,095,196
Keith W. Smith	11,866,630	29,618	1,095,196
Richard Cohen	11,873,674	22,574	1,095,196
Antoinette Leatherberry	11,861,601	34,647	1,095,196
Mistelle Locke	11,873,558	22,690	1,095,196

Proposal 2

The vote with respect to the ratification of BDO USA, P.C. as the Company’s independent registered accounting firm for the year ending December 31, 2024 was as follows:

Total Votes For	Total Votes Against	Abstentions
12,959,193	28,037	4,214

Proposal 3

The vote with respect to the approval of an amendment to the Company’s 2022 Omnibus Incentive Plan to increase the number of shares of the Company’s Class A Common Stock issuable thereunder by 2,000,000 shares was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
11,834,567	59,098	2,583	1,095,196

Proposal 4

The vote with respect to the approval of the issuance of up to 8,500,000 shares of the Company’s Class A Common Stock, in accordance with Nasdaq Listing Rule 5635(d) pursuant to the Equity Reserve Facility, was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
11,862,720	31,646	1,882	1,095,196

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2024 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer